Exhibit 99.1

Hewitt Associates, Inc.

100 Half Day Road
Lincolnshire, IL 60069

Tel (847) 295-5000

Fax (847) 295-7634

www.hewitt.com

Argentina

Australia

Austria

Belgium

Brazil

Canada

Channel Islands

Chile

China

Czech Republic

France

Germany

Greece

Hong Kong

Hungary

India

Ireland

Italy

Japan

Malaysia

Mauritius

Mexico

Netherlands

Philippines

Poland

Puerto Rico

Singapore

South Africa

South Korea

Spain

Sweden

Switzerland

Thailand

United Kingdom

United States

Venezuela

For Immediate Release

February 5, 2007

Contact:       Investors: Genny Pennise (847) 442-6793, genny.pennise@hewitt.com

                      Media: Kelly Zitlow (847) 442-7664, kelly.zitlow@hewitt.com

Hewitt Associates Reports First Quarter Results and Announces $750 Million Share Repurchase Authorization

LINCOLNSHIRE, Ill. - Hewitt Associates, Inc. (NYSE: HEW), a global human resources services company, today reported results for its fiscal 2007 first quarter ended December 31, 2006.

•     Reported net revenues (revenues before reimbursements) increased 4% in the first quarter, to $726.6 million, from $701.0 million in the comparable prior-year quarter. Outsourcing revenues increased 2%, and Consulting revenues increased 10%.

•     Operating income for the first quarter decreased 7%, to $46.5 million, and operating margin was 6.4%, compared to 7.1% in the prior-year quarter.

•     Net income for the first quarter decreased 5%, to $30.1 million, or $0.27 per diluted share, compared with $31.5 million, or $0.29 per diluted share in the prior-year quarter.

•     The board of directors has authorized the Company to repurchase up to $750 million of its outstanding common shares over the next 24 months.

First Quarter Highlights

“Overall, we are pleased with the results of the first quarter, which excluding some special items, reflect strong underlying earnings growth driven by the solid performance of both Outsourcing and Consulting,” said Russ Fradin, chairman and chief executive officer.

“Just as importantly, we made meaningful progress on a number of key initiatives in the quarter – we are in the process of renegotiating our most troublesome HR BPO contracts, we have made significant progress in redefining our HR BPO strategy, and we have restructured our approach to variable compensation to build a stronger linkage between rewards and performance. Each of these is a critical step in the right direction.”

“In addition, today’s announcement that the board has authorized a share repurchase program reflects our confidence in the future prospects for our business. We’re pleased that our strong balance sheet and significant free cash flow generation allow us the flexibility to return cash to our shareholders, even as we continue to invest in the growth of the business.”

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Operating Performance

The current quarter’s revenue was impacted by a $22 million decline in marginally profitable third-party supplier revenues, and the favorable effects of foreign currency translation of $12 million. Acquisitions contributed $2 million of revenue in the quarter. After adjusting for these items, net revenues increased 5%.

Net income for the first quarter decreased 5%, to $30.1 million, compared with $31.5 million in the prior-year quarter. First quarter results include a $16 million pretax severance charge resulting from ongoing productivity initiatives across the business, as well as $6 million of higher compensation expense driven by the timing of bonus accruals. The comparable prior-year quarter included a net $10 million non-cash pretax charge related to the termination of a HR BPO contract, a $7 million pretax charge related to selected staffing reductions, and a pretax non-operating gain of $7 million related to the Company’s German actuarial business. After adjusting for these items, net income increased 16%.

Business Segment Results

Outsourcing

Outsourcing segment revenues increased 2% in the first quarter, to $520.8 million, from $512.1 million in the prior-year quarter. Adjusting for the decline in third-party supplier revenues of $22 million, and the favorable effects of foreign currency translation of approximately $4 million, Outsourcing revenues increased 5%. The growth was driven primarily by a number of services coming on-line for existing clients and project work in HR BPO, as well as solid organic growth of existing benefits outsourcing clients.

Outsourcing segment income was $57.6 million in the first quarter, compared with $44.0 million in the prior-year first quarter. Outsourcing segment margin was 11.1%, compared to 8.6% in the prior-year quarter. The increased margin was primarily due to a net $10 million pretax charge related to a HR BPO contract termination, and a $7 million pretax severance charge related to selected staffing reductions, both recorded in the prior-year quarter, offset in part by $3 million of higher compensation expense in the current quarter driven by the timing of bonus accruals. Excluding these items, margins decreased modestly due to higher overall compensation expenses, including higher performance-based compensation.

As of December 31, 2006, the Company was live with 18.7 million end-user benefits participants and approximately 764,000 client employees with HR BPO services, compared with 18.9 million end-user benefits participants and 739,000 client employees with HR BPO services as of September 30, 2006.

Consulting

Consulting segment revenues increased 10% in the first quarter, to $214.9 million, from $195.7 million in the prior-year quarter. Adjusting for the favorable effects of foreign currency translation of approximately $8 million, and the effects of acquisitions of approximately $2 million, Consulting revenues increased 5% over the prior-year quarter. The growth was primarily due to strength in retirement consulting, as well as increased demand for the Company’s communication and talent-related consulting services.

Hewitt Associates	2

Consulting segment income decreased 15% in the first quarter, to $35.4 million, compared with $41.8 million in the prior-year quarter. Consulting segment margin was 16.5%, compared with 21.4% in the prior-year quarter. The decrease was primarily due to higher compensation expenses versus the prior-year quarter, including higher salaries and wages, as well as higher performance-based compensation, including $2 million driven by the timing of bonus accruals.

Unallocated Shared Services Costs

Reported unallocated shared services costs were $46.4 million, 6.4% of net revenues, in the first quarter, compared with $32.0 million, 4.6% of net revenues, in the prior-year quarter. The increase in expenses relative to revenues was primarily a result of a $16 million pretax severance charge related to ongoing productivity initiatives across the business, $10 million of which was specifically related to reductions in Outsourcing, and $6 million related to reductions in the Company’s administrative and support functions.

Cash Flow and Investments

Reported cash flow from operations decreased to $15.5 million, from $104.4 million in the prior-year quarter. Free cash flow, defined as cash flow from operations less investments (capital expenditures and capitalized software costs), was negative $5.8 million, compared with $86.3 million in the prior-year quarter. The decrease in free cash flow was driven primarily by higher performance-based compensation paid in the current period for fiscal 2006 performance, as compared to the prior-year payment for fiscal 2005 performance.

Share Repurchase

The board of directors has authorized the Company to repurchase up to $750 million of its outstanding common shares over the next 24 months. Purchases may be made in the open market or in privately negotiated transactions, with the level and timing of activity depending on market conditions and other investment opportunities.

Conference Call

At 7:30 a.m. (CT) today, management will host a conference call with investors to discuss first quarter results. The live presentation is accessible through the Investor Relations section of Hewitt’s Web site at www.hewitt.com. The Webcast will be archived on the site for approximately one month.

About Hewitt Associates

With more than 65 years of experience, Hewitt Associates (NYSE: HEW) is the world’s foremost provider of human resources outsourcing and consulting services. The company consults with more than 2,300 companies and administers human resources, health care, payroll and retirement programs on behalf of more than 340 companies to millions of employees and retirees worldwide. Located in 33 countries, Hewitt employs approximately 24,000 associates. For more information, please visit www.hewitt.com.

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Forward-Looking Information

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Hewitt’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed under the “Risk Factors” heading in the Business section of the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov) . Hewitt disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or any other reason.

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HEWITT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands except for share and per share amounts)

	Three Months Ended December 31,
	2006	2005	% Change
Revenues:
Revenues before reimbursements (net revenues)	$726,630	$701,047	3.6%
Reimbursements	19,420	18,646	4.2%

Total revenues	746,050	719,693	3.7%

Operating expenses:
Compensation and related expenses	486,800	426,211	14.2%
Asset impairment	956	13,229	(92.8)%
Reimbursable expenses	19,420	18,646	4.2%
Other operating expenses	153,876	176,283	(12.7)%
Selling, general and administrative expenses	38,462	35,447	8.5%

Total operating expenses	699,514	669,816	4.4%

Operating income	46,536	49,877	(6.7)%

Other income, net	2,392	3,786	(36.8)%

Income before income taxes	48,928	53,663	(8.8)%

Provision for income taxes	18,863	22,131	(14.8)%

Net income	$30,065	$31,532	(4.7)%

Earnings per share:
Basic	$0.28	$0.29
Diluted	$0.27	$0.29

Weighted average shares:
Basic	109,036,948	107,005,870
Diluted	110,616,767	108,950,855

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HEWITT ASSOCIATES, INC.

BUSINESS SEGMENT RESULTS

(Unaudited)

(Dollars in thousands)

Business Segments	Three Months Ended December 31,
	2006	2005	% Change
Outsourcing
Segment revenues before reimbursements (1)	$520,842	$512,131	1.7%
Segment income	57,580	43,965	31.0%
Segment income as a percentage of segment revenues	11.1%	8.6%

Consulting
Segment revenues before reimbursements	$214,910	$195,737	9.8%
Segment income	35,381	41,817	(15.4)%
Segment income as a percentage of segment revenues	16.5%	21.4%

Total Company
Segment revenues before reimbursements (1)	$735,752	$707,868	3.9%
Intersegment revenues	(9,122)	(6,821)	33.7%

Revenues before reimbursements (net revenues)	726,630	701,047	3.6%
Reimbursements	19,420	18,646	4.2%

Total revenues	$746,050	$719,693	3.7%

Segment income	$92,961	$85,782	8.4%

Charges not recorded at the segment level:
Initial public offering restricted stock awards	—	3,950	(100.0)%
Unallocated shared services costs	46,425	31,955	45.3%

Operating income	$46,536	$49,877	(6.7)%

(1)	Outsourcing net revenues include $21,071 and $43,229 of third-party supplier revenues for the three months ended December 31, 2006 and 2005, respectively. The third-party supplier arrangements are generally marginally profitable. The related third-party supplier expenses are included in other operating expenses.

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HEWITT ASSOCIATES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands except for share and per share amounts)

	December 31, 2006	September 30, 2006
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$155,274	$138,928
Short-term investments	295,035	310,527
Client receivables and unbilled work in process, less allowances of $23,615 and $25,333 at December 31, 2006 and September 30, 2006, respectively	661,181	622,270
Prepaid expenses and other current assets	77,989	72,986
Funds held for clients	104,523	83,026
Deferred income taxes, net	20,572	17,096

Total current assets	1,314,574	1,244,833

Non-Current Assets
Deferred contract costs	307,422	289,654
Property and equipment, net	400,034	411,205
Other intangible assets, net	235,417	242,108
Goodwill	561,232	544,922
Other non-current assets, net	29,311	34,956

Total non-current assets	1,533,416	1,522,845

Total Assets	$2,847,990	$2,767,678

LIABILITIES
Current Liabilities
Accounts payable	$19,263	$31,256
Accrued expenses	202,698	194,736
Funds held for clients	104,523	83,026
Advanced billings to clients	230,532	176,563
Accrued compensation and benefits	199,610	263,143
Short-term debt	33,495	32,246
Current portion of long-term debt and capital lease obligations	34,960	34,742

Total current liabilities	825,081	815,712

Non-Current Liabilities
Deferred contract revenues	199,147	193,638
Debt and capital lease obligations, less current portion	253,959	254,852
Other non-current liabilities	141,976	148,794
Deferred income taxes, net	109,835	98,313

Total non-current liabilities	704,917	695,597

Total Liabilities	$1,529,998	$1,511,309

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HEWITT ASSOCIATES, INC.

CONSOLIDATED BALANCE SHEETS (continued)

(In thousands except for share and per share amounts)

	December 31, 2006	September 30, 2006
	(Unaudited)
STOCKHOLDERS’ EQUITY

Stockholders’ Equity
Class A common stock, par value $0.01 per share, 750,000,000 shares authorized, 125,033,182 and 124,932,189 shares issued, 110,914,522 and 110,822,409 shares outstanding, as of December 31, 2006 and September 30, 2006, respectively	$1,249	$1,249
Additional paid-in capital	1,381,397	1,368,189
Cost of common stock in treasury, 14,118,660 and 14,109,780 shares of Class A common stock as of December 31, 2006 and September 30, 2006, respectively	(401,586)	(401,365)
Retained earnings	243,289	213,224
Accumulated other comprehensive income, net	93,643	75,072

Total stockholders’ equity	1,317,992	1,256,369

Total Liabilities and Stockholders’ Equity	$2,847,990	$2,767,678

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HEWITT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in thousands)

	Three Months Ended December 31,
	2006	2005
Cash flows from operating activities:
Net income	$30,065	$31,532
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including amortization of deferred contract revenues and costs	45,369	41,263
Asset impairment	956	13,229
Stock-based compensation	9,738	18,102
Deferred income taxes	1,243	(4,491)
Gain on contribution of business	—	(6,827)
Changes in operating assets and liabilities, net of effect of acquisitions and dispositions:
Client receivables and unbilled work in process	(28,840)	44,481
Prepaid expenses and other current assets	(1,178)	(11,402)
Deferred contract costs	(33,613)	(56,667)
Other assets	1,623	(474)
Accounts payable	(12,427)	(30,522)
Accrued compensation and benefits	(65,846)	(10,115)
Accrued expenses	7,452	20,115
Advanced billings to clients	53,956	37,453
Deferred contract revenues	15,685	24,649
Other long-term liabilities	(8,635)	(5,921)

Net cash provided by operating activities	15,548	104,405

Cash flows from investing activities:
Purchases of short-term investments	(36,500)	(72,615)
Proceeds from sales of short-term investments	52,002	38,837
Additions to property and equipment and intangible assets	(21,323)	(18,076)
Cash paid for acquisitions, net of cash received	—	(1,400)

Net cash used in investing activities	(5,821)	(53,254)

Cash flows from financing activities:
Proceeds from the exercise of stock options	3,863	2,058
Short-term borrowings	29,712	12,878
Repayments of short-term borrowings, capital leases and long-term debt	(30,410)	(25,227)
Purchase of Class A common shares for treasury	(221)	(131)

Net cash provided by (used in) financing activities	2,944	(10,422)

Effect of exchange rate changes on cash and cash equivalents	3,675	(1,224)

Net increase in cash and cash equivalents	16,346	39,505

Cash and cash equivalents, beginning of period	138,928	157,928

Cash and cash equivalents, end of period	$155,274	$197,433

Supplementary disclosure of cash paid during the period:
Interest paid	$6,850	$6,839
Income taxes paid	$19,656	$243

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